UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2013

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition

On November 14, 2013, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the quarter and the full year ended September 30, 2013 (the “Earnings Release”).  In the Earnings Release, the Company utilized the non-GAAP financial measures and other items discussed in the attached Appendix A, which is incorporated herein by this reference.  Appendix A also contains statements of the Company’s management regarding the use and purposes of the non-GAAP financial measures utilized in the Earnings Release.  A reconciliation of the non-GAAP financial measures discussed in the Earnings Release to the most directly comparable GAAP financial measures is attached to the Earnings Release.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kathleen J. Affeldt as Director

On November 12, 2013, Kathleen J. Affeldt, a director of Sally Beauty Holdings, Inc., notified the Company of her resignation from the Company’s Board of Directors (the “Board”) and from all committees of the Board upon which she serves, effective November 12, 2013.  Ms. Affeldt’s resignation was not due to any disagreement with the Company.  Ms. Affeldt has served on the Company’s Board since 2006 and the Company is grateful for Ms. Affeldt’s leadership and commitment to the success of the Company during her tenure as a director of the Company.

Appointment of New Director

On November 12, 2013, the Board appointed John R. Golliher to fill the vacancy resulting from the retirement of Ms. Affeldt, effective November 12, 2013.  Mr. Golliher will be a Class II director and will serve as a director until the 2014 annual meeting of the Company’s stockholders or until his earlier resignation or removal.

Mr. Golliher, age 61, is the President of Beauty Systems Group LLC, or BSG, a position he has held with the Company since 2006. Prior to 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of BSG and the Vice President of Full Service Sales, Beauty Systems Group East.

Mr. Golliher will not receive additional compensation for his service as a director.

Appointment of Committee Members and Chairman of Compensation Committee

On November 12, 2013, the Board appointed Edward W. Rabin to replace Ms. Affeldt as the Chairman of the Compensation Committee, Katherine Button Bell to replace Ms. Affeldt as a member of the Compensation Committee and Robert R. McMaster to replace Ms. Affeldt as a member of the Nominating and Corporate Governance Committee.  All of these appointments are effective November 12, 2013.

ITEM 7.01.  Regulation FD Disclosure

The Earnings Release also provides an update on the Company’s strategy and business outlook.

Item 8.01.                                        Other Events.

Appointment of Tobin Anderson as President of Sally Beauty Supply LLC

On November 12, 2013, the Board appointed Tobin Anderson, age 50, to the position of President of Sally Beauty Supply LLC, effective immediately.  Mr. Anderson replaces Mike Spinozzi, who retired effective November 8, 2013.  Since August 2013, Mr. Anderson has been the Senior Vice President of Sally Beauty Supply in charge of the Sally Beauty Merchandising and Marketing Departments.  Prior to joining the Company, Mr. Anderson has held numerous executive positions in merchandising and sales, including Senior Vice President of Product Innovation and Merchandising at Lenscrafters from 2010 to 2012, Executive Vice President and Chief Merchandising and Sales Officer at Crabtree & Evelyn during 2008 and 2009 and various positions at Bath & Body Works from 1993-2007, most recently as Senior Vice President, Retail Merchandising. Since leaving Lenscrafters in 2012, Mr. Anderson has acted as an independent retail merchandising and product management consultant for retail businesses.

On November 12, 2013, the Company also entered into a Severance Agreement with Mr. Anderson in connection with his promotion on that day.  The terms of his Severance Agreement are substantially the same as the Company’s Severance Agreements with Messrs. Haltom, Flaherty and Golliher, as previously disclosed on the Company’s Current Report on Form 8-K dated as of October 30, 2012, which description is incorporated by reference herein.

ITEM 9.01.  Financial Statements and Exhibits

(d)                                 See exhibit index.

All of the information furnished in Items 2.02, 7.01 and 9.01 of this report and the accompanying appendix and exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

November 14, 2013	By:	/s/ Matt Haltom
	Name:	Matt Haltom
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	News release reporting financial results for the quarter and full year ended September 30, 2013, issued by Sally Beauty Holdings, Inc. on November 14, 2013.

Appendix A

USE OF NON-GAAP FINANCIAL MEASURES

Sally Beauty Holdings, Inc. (the “Company”) occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance.  We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance.  Our management uses these non-GAAP measures for the same purpose.  We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  We have provided definitions below for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors.  In addition, in our Earnings Release we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.  We have provided adjusted net earnings and adjusted EPS metrics for the purpose of adjusting for (i) a 2012 charge related to a potential settlement of litigation, and (ii) losses on extinguishment of debt, interest expense on redeemed debt and unamortized deferred financing costs which we expensed related to the redemption and repayment of certain debt.  Excluding these adjustments provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations. We also intend to adjust for all share-based compensation expense recognized in accordance with FAS 123R, including stock option expense and expense related to restricted shares, in addition to the foregoing adjustments, when calculating certain cash flow measures such as Adjusted EBITDA.  The Company believes adjusting for all share-based compensation expense is appropriate, as it is a non-cash expense, and adjusting is consistent with how a number of debt and equity analysts track that measure.

ADJUSTED EBITDA

We define the measure Adjusted EBITDA as GAAP Net Earnings before depreciation and amortization, share-based compensation, interest expense, and income taxes.   We have also adjusted Adjusted EBITDA to exclude (i) a 2012 charge related to a potential settlement of litigation, and (ii) losses on extinguishment of debt, interest expense on redeemed debt and unamortized deferred financing costs which we expensed related to the redemption and repayment of certain debt.   Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our businesses and believes that Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements.  Adjusted EBITDA is not a financial measure under GAAP.  Accordingly, it should not be considered in isolation or as a substitute for net income, operating income, cash flow provided by (used in) operating activities or other income or cash flow data prepared in accordance with GAAP.  When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to levels of interest expense. We provide a reconciliation of Adjusted EBITDA to GAAP Net Earnings.  Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and may vary among companies, the Adjusted EBITDA presented by the Company may not be comparable to similarly titled measures of other companies.   Although we believe that Adjusted EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, our functional or legal requirements may require us to utilize available funds for other purposes.

ADJUSTED NET EARNINGS

This measure consists of GAAP Net Earnings, which is then adjusted for (i) a 2012 charge related to a potential settlement of litigation, and (ii) losses on extinguishment of debt, interest expense on redeemed debt and unamortized deferred financing costs which we expensed related to the redemption and repayment of certain debt.  Excluding these adjustments provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  Adjusted Net Earnings does not provide a complete position of our results of operations, as the historical items excluded in the related reconciliation are included in net earnings presented under GAAP.  We recommend a review of net earnings on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings.

ADJUSTED EARNINGS PER SHARE (ADJUSTED EPS)

We define this non-GAAP financial measure as the portion of the Company’s GAAP Net Earnings assigned to each share of stock, excluding (i) a 2012 charge related to a potential settlement of litigation, and (ii) losses on extinguishment of debt, interest expense on redeemed debt and unamortized deferred financing costs which we expensed related to the redemption and repayment of certain debt.  Excluding these adjustments provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  We recommend a review of diluted EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings, as well as information on how these share calculations are made.